December 24, 1997



MOVIE STAR, INC.
136 Madison Avenue
New York, NY   10016


                                                     RE: FINANCING AGREEMENT
                                                     DATED: April 24, 1996


It is mutually agreed that the above mentioned agreement between us shall be amended as hereinafter provided:

Paragraph 3.1, 3.2 and 3.3 are hereby amended to read as follows:

         3.1 Borrower agrees to pay to Lender each month interest in arrears (computed on the basis of the actual number of days elapsed over a year of 360 days) on the average daily balances in the Loan Account during the preceding month at a rate equal to the Prime Rate plus two percent (2%) per annum (the "Margin"); provided, however, that no decrease shall reduce the Prime Rate below 6% per annum. Any change in the effective interest rates due to a change in the Prime Rate shall take effect on the date of such change in the Prime Rate.

         3.2 Borrower shall pay to Lender a facility fee for each contract year of this Agreement equal to one half of one percent (1/2 of 1%) of the Maximum Amount payable on the first day of each contract year commencing on 7/1/98. Upon any renewal of this Agreement, Borrower shall pay to Lender an annual facility fee equal to one half of one percent (1/2 of 1%) of the Maximum Amount provided, however, that commencing with the calendar quarter beginning July 1, 1998, we shall rebate to you quarterly twenty five percent (25%) of an amount equal to one half of one percent (1/2 of 1%) of the amount, if any, by which $13,500,000 exceeds the maximum amount of loans and letters of credit at any time outstanding during such calendar quarter. In addition to the above we shall rebate to you quarterly on April 1, 1998 and July 1, 1998 twenty five percent (25%) of an amount equal to .667% of the amount, if any, by which 13,500,000 exceed the maximum of loans and letters of credit at any time outstanding during such quarterly period.

         3.3 Should Lender arrange to open Letters of Credit or issue guaranties for Borrower's account, Borrower agrees to pay Lender an amount equal to 1/4 of 1% of the face amount of such Letters of Credit or guaranties, plus 1/8 of 1% for each 60 days or portion thereof that the Letter of Credit (or any resulting acceptance) or guaranty remains open and unpaid, plus bank changes.

Paragraph 9.1 is hereby amended to read as follows:

         9.1 This Agreement shall become effective upon acceptance by Lender at its office in the State of New York, and shall continue in full force and effect until June 30, 1999 (the "Renewal Date") and from year to year thereafter, unless sooner terminated as herein provided. Borrower may terminate this Agreement on the Renewal Date or on the anniversary of the Renewal Date in any year by giving Lender at least sixty (60) days' prior written notice by registered or certified mail, return receipt requested, and in addition to its other rights hereunder, Lender shall have the right to terminate this Agreement at any time by giving Borrower thirty (30) days' prior written notice. If an event of default hereunder has not been declared by Lender, and Borrower terminates this Agreement, Borrower shall pay to Lender as liquidated damages and as part of the Obligations, an early termination fee ("Early Termination Fee") in an amount equal to $150,000.00 or $75,000 in the event that Mark M. David and Mrs. Abraham David sell 70% of their respective legal or beneficial interest in the capital stock of Borrower (which as of June 30, 1997 amounted to 4,655,399 shares) less amounts paid to


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Lender for interest or letters of credit income  during such  contract  year. No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, obligations and covenants hereunder until such time as all Obligations have been paid in full, and the continuing security interest in Receivables and other Collateral granted to Lender hereunder or under any other agreement shall remain in effect until such Obligations have been fully discharged. The early termination fee is in addition to all other Obligations of the Borrower hereunder. No provision hereof shall be modified or amended orally or by course of conduct but only by a written instrument expressly referring hereto signed by both parties.

The foregoing amendment shall be effective as of January 1, 1998.

In all other respects the terms and conditions of the aforesaid agreement, as the same may have heretofore been amended, shall remain unchanged.





                                                   ROSENTHAL & ROSENTHAL, INC.

                                                   BY:/s/ Jerry Sandak
                                                     --------------------------
                                                   Jerry Sandak
                                                   SENIOR VICE PRESIDENT


THE FOREGOING IS ACKNOWLEDGED &
AGREED TO:

MOVIE STAR, INC.

BY:/s/ Saul Pomerantz
   ------------------------
Saul Pomerantz
EXECUTIVE VICE PRESIDENT

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